As filed with the Securities and Exchange Commission on May 26, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

New Relic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-2017431
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

188 Spear Street, Suite 1200

San Francisco, CA 94105

(Address of principal executive offices) (Zip code)

New Relic, Inc. 2014 Equity Incentive Plan

New Relic, Inc. 2014 Employee Stock Purchase Plan

(Full titles of the plans)

Lewis Cirne

Chief Executive Officer

New Relic, Inc.

188 Spear Street, Suite 1200

San Francisco, California 94105

(650) 777-7600

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

David G. Peinsipp, Esq. Cooley LLP 101 California Street, 5th Floor San Francisco, California 94111 (415) 693-2000	Robin J. Schulman, Esq. Vice President, General Counsel, and Corporate Secretary New Relic, Inc. 188 Spear Street, Suite 1200 San Francisco, California 94105 (650) 777-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2014 Equity Incentive Plan Common Stock, par value $0.001 per share	2,499,059 shares (2)	$26.27 (3)	$65,650,280 (3)	$6,611
2014 Employee Stock Purchase Plan Common Stock, par value $0.001 per share	499,811 shares (4)	$26.27 (3)	$13,130,035 (3)	$1,323
Total	2,998,870 shares		$78,780,315	$7,934

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Represents shares of Registrant’s Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”) on April 1, 2016 pursuant to an “evergreen” provision contained in the 2014 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2014 Plan automatically increases on April 1 of each year, starting on April 1, 2015 and continuing through April 1, 2024, by 5% of the total number of shares of the Registrant’s capital stock outstanding on March 31st of the preceding fiscal year, or a lesser number of shares determined by the Registrant’s board of directors.
(3)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $26.27 per share, the average of the high and low prices of the Registrant’s Common Stock on May 20, 2016 as reported on the New York Stock Exchange.
(4)	Represents shares of Registrant’s Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2014 Employee Stock Purchase Plan (the “2014 ESPP”) on April 1, 2016 pursuant to an “evergreen” provision contained in the 2014 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2014 ESPP automatically increases on April 1st of each year, starting on April 1, 2015 and continuing through April 1, 2024, by the lesser of: (i) 1% of the total number of shares of the Registrant’s capital stock outstanding on March 31st of the preceding fiscal year, (ii) 500,000 shares, or (iii) such lesser number of shares determined by the Registrant’s board of directors.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by New Relic, Inc. (the “Registrant”) for the purpose of registering additional securities of Registrant’s Common Stock that have become reserved for issuance as a result of the operation of the “evergreen” provisions in each of the 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan, which provide that the total number of shares subject to such plans will be increased on the first day of each fiscal year pursuant to a specified formula. These additional shares of Registrant’s Common Stock are securities of the same class as other securities for which an original Registration Statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on December 17, 2014 (File No. 333-201024) and a subsequent Registration Statement on Form S-8 was filed with the Commission on May 28, 2015 (File No. 333-204512). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of such prior Registration Statements.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 filed with the Commission on May 26, 2016.

(b) The Registrant’s Current Report on Form 8-K filed with the Commission on May 4, 2016.

(c) The description of Registrant’s Common Stock which is contained in a Registration Statement on Form 8-A filed on December 3, 2014 (File No. 001-36766) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed with the Commission on May 28, 2015 as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-36766) and incorporated herein by reference).

4.2	Amended and Restated Bylaws of the Registrant (filed with the Commission on November 10, 2014 as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-200078) and incorporated herein by reference).

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

99.1	New Relic, Inc. 2014 Equity Incentive Plan and related form agreements (filed with the Commission on December 17, 2014 as Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-201024) and incorporated herein by reference).

99.2	New Relic, Inc. 2014 Employee Stock Purchase Plan (filed with the Commission on December 17, 2014 as Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-201024) and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 26, 2016.

New Relic, Inc.

By:	/s/ Lewis Cirne
Lewis Cirne
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lewis Cirne and Mark Sachleben, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Lewis Cirne	Chief Executive Officer and Director	May 26, 2016
Lewis Cirne	(Principal Executive Officer)

/s/ Mark Sachleben	Chief Financial Officer	May 26, 2016
Mark Sachleben	(Principal Financial and Accounting Officer)

/s/ Peter Fenton	Chairman and Director	May 26, 2016
Peter Fenton

/s/ Sohaib Abbasi	Director	May 26, 2016
Sohaib Abbasi

/s/ Peter L.S. Currie	Director	May 26, 2016
Peter L.S. Currie

/s/ Sarah Friar	Director	May 26, 2016
Sarah Friar

/s/ Adam Messinger	Director	May 26, 2016
Adam Messinger

/s/ Dan Scholnick	Director	May 26, 2016
Dan Scholnick

/s/ James Tolonen	Director	May 26, 2016
James Tolonen

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed with the Commission on May 28, 2015 as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-36766) and incorporated herein by reference).

4.2	Amended and Restated Bylaws of the Registrant (filed with the Commission on November 10, 2014 as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-200078) and incorporated herein by reference).

5.1	Opinion of Cooley LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

99.1	New Relic, Inc. 2014 Equity Incentive Plan and related form agreements (filed with the Commission on December 17, 2014 as Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-201024) and incorporated herein by reference).

99.2	New Relic, Inc. 2014 Employee Stock Purchase Plan (filed with the Commission on December 17, 2014 as Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-201024) and incorporated herein by reference).